Exhibit 10.71

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of ___________________ (the “Purchase Date”) by and between RMX Industries, Inc., a Nevada corporation (the “Company”) and the undersigned purchaser (“Purchaser”). Certain capitalized terms used below are defined in the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

Total shares of Stock purchased:	_____ shares of Series X Convertible Preferred Stock (the “Stock”)
Purchase Price per share:	$3.85
Total Purchase Price:	$____
Form of Payment:	Cash

[Remainder of Page Intentionally Left Blank]

Additional Terms/Acknowledgements: The undersigned Purchaser acknowledges receipt of, and understands and agrees to, this Stock Purchase Agreement, including the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference. Purchaser further acknowledges that as of the Purchase Date, this Stock Purchase Agreement sets forth the entire understanding between Purchaser and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject.

COMPANY:

RMX Industries, Inc.

By:
Name:
Title:

Address:

PURCHASER:

By:
Name:

Address:

Email:

Exhibit A

Terms and Conditions Incorporated into

Stock Purchase Agreement

1. Purchase and Sale of Stock. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares of Stock for the consideration set forth in the cover page to this Agreement. The closing of the transactions contemplated by this Agreement, including payment for and delivery of the Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 under the Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

(f)   Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(g) Purchaser acknowledges that Purchaser has read all tax related sections and further acknowledges Purchaser has had an opportunity to consult Purchaser’s own Tax, Legal and Financial Advisors regarding the purchase of common stock under this Agreement.

(h) Purchaser acknowledges and agrees that in making the decision to purchase the common stock under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(i) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, the Purchaser hereby represents that Purchaser has satisfied Purchaser as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3. Restrictive Legends. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(c) Any legend required by appropriate blue sky officials.

4. Market Stand-Off Agreement. Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of its Common Stock (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing provision. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party to this Agreement.

5. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party to this Agreement at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(b) Consent to Receive Notices by Electronic Transmission. The Purchaser hereby consents to the delivery of stockholder notices by electronic transmission for all purposes and to the fullest extent permitted by law, including the fullest extent set forth in Section 75.150(2) of the Nevada Revised Statutes (“N.R.S.”). This consent applies to any and all notices required to be given to the Purchaser for any purpose, including under the N.R.S. or the Company’s Certificate of Incorporation, Bylaws or otherwise. This consent also applies to any and all notices required to be given to the Purchaser pursuant to any investor rights, stockholder rights, voting rights, right of first refusal and co-sale, registration rights or other similar stockholder agreement in respect of the Company or its shares of capital stock, unless otherwise expressly indicated in the applicable agreement. All notices sent by electronic mail will be considered given and received as of and on the date of electronic transmission thereof. Notices by electronic transmission shall be delivered to the Purchaser as follows:

(i)	If by electronic mail, such notices shall be sent to the electronic mail address set forth below the Purchaser’s signature or to such other electronic mail address as shall be designated by the Purchaser in a written notice sent to the Company at such address hereinafter set forth on the signature page hereof.

(ii)	If by posting on an electronic network, such notices shall be posted for at least five (5) business days on the Company’s website and the Purchaser shall be notified of such posting at least three (3) business days in advance either: (1) by electronic mail complying as to delivery in accordance with the terms of paragraph (i) above; or (2) by written notice to the Purchaser at the address set forth in the Company’s records.

(c) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(d) Attorneys’ Fees. The prevailing Party in any suit or action hereunder shall be entitled to recover from the losing Party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(e) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(f)   Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[End of Exhibit A to Stock Purchase Agreement]